Exhibit 99.1

MobileIron Announces CFO Resignation

MOUNTAIN VIEW, Calif., April 22, 2015— MobileIron (NASDAQ: MOBL), the leader in enterprise mobility security and management, today announced Todd Ford is resigning to join another company. Todd will be staying through submission of the 10-Q filing no later than May 4, 2015 and the departure is not based on any disagreement with the company’s accounting principles or practices or financial statement disclosures.

“Todd was instrumental in taking MobileIron public and building a solid finance organization”, said Bob Tinker, CEO, MobileIron. “It has been an honor to have had Todd on our team and we wish him all the best.”

MobileIron will conduct a search for a permanent replacement and expects to name an interim CFO shortly.

Separately, MobileIron is today announcing preliminary results for the first quarter of 2015.

Conference Call Information

MobileIron will report final results for the first quarter of fiscal year 2015 on Thursday, April 30, 2015 after the close of the market and host a conference call and live webcast at 1:30 p.m. Pacific Standard Time (4:30 p.m. EST) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing 1-855-327-6837 in the U.S. or 1-778-327-3988 from international locations. The live webcast will be available on the MobileIron Investor Relations website at http://investors.mobileiron.com/. A replay will be available through the same link.

About MobileIron
MobileIron provides the foundation for companies around the world to transform into Mobile First organizations. For more information, please visit www.mobileiron.com.

Safe Harbor Statement This press release contains forward-looking statements that involve risks and uncertainties. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release.

Additional information on potential factors that could affect MobileIron’s financial results is included in our SEC filings, including our reports on Forms 10-K, 10-Q, and 8-K and other filings that we make with the SEC from time to time. MobileIron does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Investor contact:

Sam Wilson

MobileIron

ir@mobileiron.com

650-282-7619

Media contact:

Clarissa Horowitz

MobileIron

clarissa@mobileiron.com

415-608-6825